UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2011

First PacTrust Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49806	04-3639825
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Bay Boulevard, Chula Vista, California		91910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(619) 691-1519

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 2, 2011, the Board of Directors of First PacTrust Bancorp, Inc. (the "Company") elected Mr. Chad T. Brownstein as a new director of the Company to be effective as of May 3, 2011. The election increases the membership of the Board of Directors to ten.

Mr. Brownstein is expected to be appointed to serve on the Company's Strategic Planning Committee. No other determinations have been made to date as to any other of the Board committees on which Mr. Brownstein will serve.

There was no arrangement or understanding pursuant to which Mr. Brownstein was elected as director, and there are no material related party transactions between the newly elected director and the Company. Mr. Brownstein is independent under criteria established by NASDAQ rules.

A copy of the Company's press release announcing Mr. Brownstein's election as director is attached hereto as Exhibit 99.1, which is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

Press release dated May 2, 2011 announcing the election by the the Board of Diectors of Chad T. Brownstein as a director of First PacPrust Bancorp, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

May 2, 2011	By:	/s/ James P. Sheehy

Name: James P. Sheehy
Title: Executive Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 2, 2011 announcing the election by the the Board of Diectors of Chad T. Brownstein as a director of First PacPrust Bancorp, Inc.